UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                             FORM 10
           GENERAL FORM FOR REGISTRATION OF SECURTIES

 Pursuant to Section 12(b) or (g) of the Securities and Exchange
                           Act of 1934








                    AVIATION INDUSTRIES CORP.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)







NEVADA                                             88-023361
(STATE OF ORGANIZATION) (I.R.S. EMPLOYER IDENTIFICATION NO.)

888 E. LAS OLAS BLVD., SUITE 700, FT. LAUDERDALE, FL   33301
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 938-2500

Daniel G. Chapman, Esq., 1600 E. Desert Inn Rd. Suite 102, Las Vegas, NV (Registrant's Agent for Service)

Agent's Telephone Number (702) 732-2253

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B)OF THE ACT:
NONE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
COMMON

ITEM 1.   BUSINESS.
(A)  DEVELOPMENT OF BUSINESS
  (I) GENERAL DEVELOPMENT

AVIATION INDUSTRIES CORPORATION (THE "COMPANY") WAS ORGANIZED UNDER THE LAWS OF THE STATE OF NEVADA ON JANUARY 26, 1988, UNDER THE NAME "NEVADA COMMERCIAL MANAGEMENT, INC." ON SEPTEMBER 24, 1997, THE COMPANY CHANGED ITS NAME TO "AVIATION INDUSTRIES CORPORATION." ALSO IN SEPTEMBER, 1997, THE MANAGEMENT TEAM WHICH PRECEDED IMMEDIATELY THE PRESENT MANAGEMENT TEAM (DISCUSSED BELOW) PURCHASED THE MAJORITY OF ALL SHARES HELD BY A FORMER CONTROL GROUP, IN CONSIDERATION FOR $300,000.

INTEGRATED MANAGEMENT PROFESSIONALS, INC. ("IMP") WAS INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN ON JANUARY 14, 1994. IN OCTOBER, 1995, THE COMPANY REINCORPORATED IN NEVADA. IN MAY, 1996, THE COMPANY PURCHASED THE OUTSTANDING CAPITAL STOCK OF DAV-JEN, INC., D/B/A CASINO AIRLINK IN A TRANSACTION TREATED AS A PURCHASE FOR ACCOUNTING PURPOSES. THE TOTAL PURCHASE PRICE WAS $2,915,802 PLUS 1,700,000 SHARES OF IMP'S CLASS B PREFERRED STOCK. ON OCTOBER 31, 1996, THE COMPANY'S NAME WAS CHANGED TO CASINO AIRLINK, INC. IN DECEMBER, 1996, THE COMPANY PURCHASED THE OUTSTANDING CAPITAL STOCK OF RESER CORP. IN A TRANSACTION TREATED AS A PURCHASE FOR ACCOUNTING PURPOSES. THE PURCHASE PRICE WAS $390,000, WHICH INCLUDED 156,000 SHARES OF COMMON STOCK. THE COMPANY GUARANTEED THAT THE STOCK WOULD BE WORTH NO LESS THAN $1.25 PER SHARE AS OF JANUARY 3, 1999.

SINCE  DECEMBER  1997, A NUMBER OF SIGNIFICANT TRANSACTIONS  HAVE
TAKEN PLACE:

FIRST IN OCTOBER 1997, THE COMPANY ACQUIRED FROM GENERAL INVESTMENT BANK (FORMERLY COMMERCIAL BANK HELP) A LIEN OF $1,800,000 IN KIWI INTERNATIONAL AIRLINES, INC., WHICH HAD JUST RECENTLY TERMINATED ITS CHAPTER 11 BANKRUPTCY PROCEEDINGS AND BEEN ACQUIRED BY A NEW CONTROL GROUP.

THE SECOND TRANSACTION IN WHICH THE COMPANY IS INVOLVED IS THE ADVANCEMENT OF DEBTOR-IN-POSSESSION ("DIP") FINANCING TO SUNJET, A COMMERCIAL AIR CARRIER WHICH HAD FILED FOR REORGANIZATION PURSUANT TO CHAPTER 11 OF THE U.S. BANKRUPTCY CODE. THE COMPANY PROVIDED $200,000 IN DIP FINANCING, WHICH WAS REPAID IN MAY, 1988. SUNJET'S CERTIFICATE OF OPERATION RECENTLY EXPIRED, AND THE COMPANY DOES NOT ANTICIPATE ANY FURTHER INVESTMENT IN OR DEALINGS WITH SUNJET.

IN FEBRUARY, 1998, THE COMPANY ACQUIRED CITA AMERICAS, INC. CITA OPERATES CLINICS ASSOCIATED WITH HEALTH CARE FACILITIES TO TREAT CHEMICAL DEPENDENCIES, UTILIZING ULTRA RAPID OPIATE DETOXIFICATION AND STRUCTURED AFTERCARE REINTEGRATION TREATMENT. CITA WAS ACQUIRED FOR $1,800,000 IN RESTRICTED COMMON STOCK. THE COMPANY HAS ENTERED INTO A LETTER OF INTENT TO SELL CITA TO SOUTHWESTERN ENVIRONMENTAL CORP. IN EXCHANGE FOR $2,200,000 WORTH OF CLASS A PREFERRED STOCK. THE PREFERRED STOCK IS CONVERTIBLE INTO AN EQUAL DOLLAR AMOUNT OF SOUTHWESTERN'S COMMON STOCK AT ANY TIME AFTER ONE YEAR.

THE COMPANY RECENTLY MADE TWO MAJOR ACQUISITIONS. ON OR ABOUT JULY 30, 1998, THE COMPANY ACQUIRED MAGNOLIA TOURS AND TRANSPORTATION ("MAGNOLIA"), A BILOXI, MS COMPANY THAT PROVIDES MOTOR COACH TRANSPORTATION SERVICES, INCLUDING AIRPORT TRANSFERS FOR VISITORS TRAVELING TO AND FROM GULF COAST CASINOS AND HOTELS, SHUTTLE SERVICES, AND LOCAL AREA TOURS. ON OR ABOUT AUGUST 3, 1998, THE COMPANY ACQUIRED BUSINESS TRAVEL, A NORCROSS, GA BASED CORPORATE TRAVEL AGENCY WITH ANNUAL SALES OF APPROXIMATELY $25,000,000, IN EXCHANGE FOR $1,200,000 IN CASH AND RESTRICTED COMMON STOCK.
  (II) AGREEMENT OF MERGER

THE COMPANY RECENTLY ENTERED INTO A DEFINITIVE AGREEMENT AND PLAN
OF MERGER WITH IMP. AT SOME TIME AFTER THE EFFECTIVE DATE OF THIS
REGISTRATION STATEMENT, IMP IS TO BE MERGED WITH CAL ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY FORMED AS A NEVADA CORPORATION. IMP WILL BE THE SURVIVING CORPORATION OF THAT MERGER. IMP AND AIC
WILL  THEN  MERGE, WITH AIC BEING THE SURVIVING CORPORATION.  AIC
WILL  THEN CHANGE ITS NAME TO INTEGRATED MARKETING PROFESSIONALS,
INC.  IN  ACCORDANCE WITH THIS AGREEMENT, ON AUGUST 3, 1998,  THE
OFFICERS AND DIRECTORS OF AIC RESIGNED, WITH THE EXCEPTION OF MR.
KALOUSTIAN,  AND WERE REPLACED BY THE OFFICERS AND  DIRECTORS  OF
IMP,  WHO  WILL  REMAIN  AS OFFICERS AND  DIRECTORS  OF  THE  NEW
COMPANY.  THE  BUSINESS  OF IMP IS DISCUSSED  IN  SUBSECTION  (C)
BELOW.
(B)   FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

ALL  OF  THE REVENUE FROM AIC AND IMP IS DERIVED FROM THE  TRAVEL
AND  TOURISM INDUSTRY. THE REQUIRED REVENUE, OPERATING PROFIT AND
LOSS,  AND  IDENTIFIABLE ASSETS ARE SHOWN IN ITEM 2  AND  IN  THE
FINANCIAL EXHIBITS PROVIDED IN ITEM 15 BELOW.
(C)   NARRATIVE DESCRIPTION OF BUSINESS

AFTER  THE MERGER IS COMPLETED, THE COMPANY WILL OPERATE  THROUGH
FOUR  SUBSIDIARIES - CASINO AIRLINK AND RESER, FROM  THE  CURRENT
IMP, AND MAGNOLIA AND BUSINESS TRAVEL, FROM AIC.

  IMP

IMP IS A HOLDING COMPANY ACQUIRING TRAVEL-RELATED COMPANIES. IMP OPERATES THROUGH TWO WHOLLY-OWNED SUBSIDIARIES, RESER CORPORATION, AND CASINO AIRLINK (CAI). CAI IS A WHOLESALE TRAVEL COMPANY THAT IS CURRENTLY THE EXCLUSIVE PROVIDER OF PACKAGED CASINO VACATIONS FROM ATLANTA, GA AND FIVE CITIES IN FLORIDA TO THE MISSISSIPPI GULF COAST. CAI PROVIDES NON-STOP, ROUNDTRIP JET SERVICE, DESTINATION AIRPORT TRANSFERS, GROUND HANDLING, TWO-THREE NIGHT DELUXE HOTEL ACCOMMODATIONS, NIGHTLY BUFFET MEALS, AND ACCESS TO TWENTY-FOUR HOUR LAS VEGAS STYLE GAMING AND ENTERTAINMENT. CAI DELIVERED MORE THAN 85,000 PASSENGERS TO THE MISSISSIPPI GULF COAST AREA VIA THEIR CHARTERED AND SCHEDULED AIR SERVICE IN 1997 AND INTENDS TO SPECIALIZE IN OFFERING CASINO VACATIONS TO OTHER GAMING DESTINATIONS, INCLUDING TUNICA, MS, ATLANTIC CITY, NJ, AND LAS VEGAS AND RENO, NV, IN ADDITION TO ADDING NEW DEPARTURE CITIES FROM THE CAROLINAS, TEXAS, AND OTHER NEARBY STATES.

RESER CORP. IS A TRAVEL AGENCY THAT SPECIALIZES IN PLANNING, ORGANIZING, AND PRESENTING EDUCATIONAL SEMINARS TO TRAVEL AGENTS ACROSS THE UNITED STATES. IN 1997, RESER HELD 40 SEMINARS TO WHICH OVER 2,000 AGENTS ATTENDED TO LEARN ABOUT LATIN AMERICA, FLORIDA, MEXICO, AND COLORADO. RESER ALSO PROCESSES RESERVATIONS FOR TOUR OPERATORS. RESER OWNS EXPANSIVE HARDWARE AND SOFTWARE THAT WORKS WELL FOR SMALL TOUR OPERATORS WHO DO NOT WISH TO ABSORB THE OVERHEAD EXPENSES ASSOCIATED WITH A RESERVATION CENTER. IN THE FOURTH QUARTER OF 1997, RESER BEGAN ACCEPTING CASINO AIRLINK RESERVATIONS FROM CLIENTS IN GEORGIA, NORTH CAROLINA, AND SOUTH CAROLINA.

  AVIATION INDUSTRIES

AVIATION INDUSTRIES HAS NOT HAD SIGNIFICANT OPERATIONS DURING THE
LAST  FEW  YEARS,  OTHER  THAN THE RECENT TRANSACTIONS  DISCUSSED
ABOVE.  THE COMPANY HAS TWO NEWLY ACQUIRED SUBSIDIARIES, MAGNOLIA
AND BUSINESS TRAVEL.

THE COMPANY PLANS TO REPLACE MAGNOLIA'S FLEET OF FIVE MOTOR COACHES WITH BRAND NEW 54 PASSENGER COACHES OFFERING STATE-OF-THE-ART AUDIO/VISUAL EQUIPMENT, FIRST CLASS PASSENGER AMENITIES, AND WILL OFFER VACATIONERS OPTIONAL TRIPS TO PLACES SUCH AS NEW
ORLEANS, ALLOWING THE COMPANY TO CAPITALIZE FURTHER ON THE CONTINUED GROWTH OF THE GULF COAST MARKET.

BUSINESS TRAVEL, A CORPORATE TRAVEL AGENCY WITH OVER 400 CORPORATE ACCOUNTS AND ANNUAL SALES OF APPROXIMATELY $25,000,000, FITS PERFECTLY WITH THE OVERALL MARKETING MIX OF THE NEW COMPANY, ESPECIALLY WITH THE RESER SUBSIDIARY. THIS PROVIDES THE COMPANY WITH OPPORTUNITIES TO MARKET PACKAGED CASINO VACATIONS OFFERED BY THE COMPANY TO MORE THAN 20,000 PEOPLE EMPLOYED BY BUSINESS TRAVEL'S CORPORATE CLIENTS.

ITEM 2.   FINANCIAL INFORMATION.

(A)  THE  REGISTRANT'S FINANCIAL DATA PRESENTED  BELOW  HAS  BEEN
     DERIVED FROM THE FINANCIAL STATEMENTS APPEARING IN ITEM 15 BELOW.

                    AVIATION INDUSTRIES CORP.
                  (A DEVELOPMENT STAGE COMPANY)
                     YEAR ENDED DECEMBER 31



                                 MARCH 31,      1997        1996        1995
                                 1998
SUMMARY OF OPERATIONS REVENUES   $0             $0          $0          $0
 GENERAL, SELLING AND            $13,046        $8,050      $0          $0
  ADMINISTRATIVE EXPENSES
 NET PROFIT                      ($13,046)      ($8,050)    $0          $0
 NET PROFIT PER COMMON SHARE     ($0.0014)      ($.0009)    $.0000      $.0000
SUMMARY BALANCE SHEET DATA
TOTAL ASSETS                     $7,879,231     $6,004,231  $0          $0


            INTEGRATED MANAGEMENT PROFESSIONALS, INC.
                     YEAR ENDED DECEMBER 31



                            JULY 31,            1997                    1996                    1995
                            1998
SUMMARY OF OPERATIONS -     $9,920,150          $18,378,929             $18,942,574             $20,009,040
REVENUES
 COST OF SALES              $6,758,926          $13,876,269             $15,746,734             $16,736,046
 TOTAL OPERATING EXPENSES   $2,239,730          $4,027,435              $3,332,227              $3,272,994
 OTHER INCOME               ($4,113)            ($121,030)              ($145,208)              $47,396
 EXTRAORDINARY ITEMS                            $691,846                ($1,288,059)
NET PROFIT                  $807,384            $1,046,041              ($1,569,654)            ($474,422)
NET PROFIT PER COMMON SHARE
 BASIC                                          $0.188
 DILUTED                                        $0.092                  ($0.423)                ($0.94)
SUMMARY BALANCE SHEET DATA
 TOTAL ASSETS               $4,434,404         $3,622,981               $4,112,16               $1,015,005

(B)  MANAGEMENT'S DISCUSSION AND ANALYSIS

MANAGEMENT'S  LETTER TO THE SHAREHOLDERS OF IMP  IS  INCLUDED  IN
IMP'S  DECEMBER  31,  1997 ANNUAL REPORT  WHICH  IS  INCLUDED  AS
EXHIBIT 13 TO THIS FORM 10.

THE  INTERNAL  FINANCIALS OF IMP FOR THE PERIOD ENDING  JULY  31,
1998,  REFLECT  THE  STATUS  OF  THE  COMPANY.  THE  COMPANY   IS
PROFITABLE AND THE FUTURE INCOME PROJECTION SHOWS A PROFIT OF $250,000 THROUGH DECEMBER 31, 1998. THERE ARE NO TRENDS FOR A CHANGE IN ASSETS RESOLVING AN INCREASE OR DECREASE IN THE COMPANY'S LIQUIDITY. THE CASH FLOW IMPROVED DURING THE FIRST QUARTER OF 1998, DUE TO A SEASONALITY INCREASE IN BUSINESS. THE FIRST QUARTER SAW PRE-TAX INCOME OF $508,000, WITH A PROJECTION OF $1,000,000 FOR THE YEAR END. THROUGH JULY 31, PRE-TAX INCOME EXCEEDED $750,000. THE COMPANY IS EXPECTED TO MAKE MONEY EACH MONTH THROUGH THE END OF THE YEAR. THE COMPANY EXPECTS TO EXPAND ITS BUSINESS TO NEW MARKETS IN 1999. THE 1999 PROJECTIONS ARE A 25% INCREASE IN REVENUE TO $20,000,000, AND A 40% INCREASE IN PRE-TAX INCOME TO $1,500,000.

AVIATION HAS HAD NO OPERATIONS GENERATING REVENUES. THE BALANCE SHEET OF MARCH 31, 1998 IS AUDITED AND REFLECTS THE STATUS OF ITS ASSETS. THERE ARE NO TRENDS THAT WILL AFFECT THE LIQUIDITY OF ITS BUSINESS. THE ASSETS ARE NOT EXPECTED TO CHANGE IN THE NEAR FUTURE, AS THEY REPRESENT LONG-TERM INVESTMENTS.

ITEM 3.   PROPERTIES.

THE COMPANY CURRENTLY MAINTAINS OFFICES AT 888 E. LAS OLAS BLVD.,
SUITE 700, FT. LAUDERDALE, FL 33301.

ITEM  4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL  OWNERS  AND
MANAGEMENT.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  -  AVIATION
INDUSTRIES CORP.



TITLE OF     NAME/ADDRESS OF OWNER          SHARES          PERCENT OF
CLASS                                       BENEFICIALLY    CLASS
                                            OWNED
COMMON       DIRAN M. KALOUSTIAN            3,000,000       32.00%
             4605 S. OCEAN BLVD.
             BOCA RATON, FL 334872
COMMON       CEDE & CO.                     1,620,569       17.29%
             P.O. BOX 222
             BOWLING GREEN STATION
             NEW YORK, NY 10274
COMMON       PROFESSIONAL ATHLETE           1,480,000       15.79%
             SERVICES, INC.
             1004 CORAL ISLE WAY
             LAS VEGAS, NV 89108
COMMON       CHATEAU VEGAS, INC.            1,230,000       13.12%
             1700 E. DESERT INN RD. #100 A
             LAS VEGAS, NV 89109
COMMON       GENERAL INVESTMENT BANK        900,000         9.60%
             CHRISTOPRUDNY BLVD. 12A
             MOSCOW, RUSSIA

SECURITY  OWNERSHIP  OF CERTAIN BENEFICIAL  OWNERS  -  INTEGRATED
MANAGEMENT PROFESSIONALS, INC.



TITLE OF     NAME/ADDRESS OF     SHARES        PERCENT OF    PERCENT OF
CLASS        OWNER               BENEFICIALLY  CLASS         CLASS --
                                 OWNED                       DILUTED
COMMON       LH FINANCIAL        4,130,000     30.93%        21.68%
COMMON       ALEXANDER WESCOTT   2,333,333     17.47%        12.25%
PREFERRED A                      4,000,000                   20.99%
PREFERRED B                      1,700,000                   8.92%

NOTE: THESE FIGURES DO NOT GIVE EFFECT TO THE DILUTIVE IMPACT THAT THE ISSUANCE OF SHARES PURSUANT TO THE AGREEMENT AND PLAN OF MERGER WITH IMP WILL HAVE ON THE "PERCENT OF CLASS" COLUMN. THE PERCENT OF CLASS - DILUTED COLUMN FOR IMP TAKES INTO ACCOUNT 2,000,000 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK WHICH IS CONVERTIBLE INTO 4,000,000 SHARES OF COMMON STOCK, AND 1,700,000 SHARES OF SERIES B PREFERRED STOCK WHICH IS CONVERTIBLE INTO A LIKE NUMBER OF SHARES OF COMMON STOCK.

ITEM 5.   DIRECTORS AND EXECUTIVE OFFICERS.

ON AUGUST 4, 1998, ALL MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY, EXCEPT FOR MR. DIRAN KALOUSTIAN, RESIGNED, AS AGREED UPON IN THE MERGER AGREEMENT, AND THE BOARD WAS RECONSTITUTED TO CONSIST OF MR. KALOUSTIAN AND THE MEMBERS OF THE BOARD OF DIRECTORS OF IMP.

WILLIAM FORHAN, AGE 53
PRESIDENT/CHIEF EXECUTIVE OFFICER/DIRECTOR
1800 S. OCEAN BLVD., #510
POMPANO BEACH, FL 33062

JAMES MULDOWNEY, AGE 55
SECRETARY/TREASURER/DIRECTOR
16456 REDDINGTON DR.
REDDINGTON BEACH, FL 33708

DIRAN M. KALOUSTIAN, AGE 63
DIRECTOR
4605 S. OCEAN BLVD.
HIGHLAND, FL 33487

DEREK LEWIN, AGE 59
DIRECTOR
1800 S. OCEAN BLVD., #312
POMPANO BEACH, FL 33062

STEVEN YORK, AGE 48
DIRECTOR
4141 W. WALTON BLVD.
WATERFORD, MI 48329

WILLIAM G. FORHAN

MR. FORHAN HAS BUILT PROFITABLE BUSINESSES AND DEVELOPED STRONG MANAGEMENT TEAMS DURING HIS TWENTY YEARS IN THE SALES INCENTIVE INDUSTRY. HE HAS DEVELOPED AN IN-DEPTH UNDERSTANDING OF THE MARKETING STRUCTURE OF MANY DIFFERENT INDUSTRIES, WHICH HAS LED TO MARKETING PLANS DESIGNED TO INCREASE AND MOTIVATE SALES PARTICIPATION FOR CLIENTS IN DIVERSE FIELDS.

MR. FORHAN LEFT HIS POSITION AS DISTRICT SALES MANAGER FOR AVIS RENT-A-CAR, AND FOUNDED THREE COMPANIES IN THE MID 1970S; MOTIVATION TRAVEL, INC., MOTIVATION ADVERTISING, INC., AND MOTIVATION PLANNERS, INC., A SALES INCENTIVE COMPANY. IN 1984, HE SOLD THE COMPANIES TO AMERICAN EXPRESS, AND WAS NAMED PRESIDENT OF AMERICAN EXPRESS GROUP & INCENTIVE SERVICES. HE IS PRESENTLY THE CEO OF INTEGRATED MARKETING PROFESSIONALS, INC.

MR.  FORHAN GRADUATED FROM MICHIGAN STATE UNIVERSITY IN 1967 WITH
A BA IN BUSINESS.

JAMES M. MULDOWNEY

MR. MULDOWNEY IS A PROVEN GENERAL MANAGER WITH STRONG P&L EXPERIENCE GAINED DURING HIS CAREER OF MORE THAN 25 YEARS IN THE INTERNATIONAL AND DOMESTIC TRAVEL INDUSTRY. HE POSSESSES HANDS-ON KNOWLEDGE OF OPERATIONS AND FINANCE, AND WAS INSTRUMENTAL IN THE ACQUISITIONS OF SEVERAL CORPORATE TRAVEL BUSINESSES, TOTALING $850,000,000 IN SALES WITH 1,500 EMPLOYEES.

MR. MULDOWNEY SPENT 23 YEARS WITH AMERICAN EXPRESS TRAVEL RELATED SERVICES, MOST RECENTLY AS THE SENIOR VICE PRESIDENT IN CHARGE OF WHOLESALE TRAVEL AND AIRLINE RELATIONS, WHERE HE MANAGED A STAFF OF 600 AND AN ANNUAL PASSENGER VOLUME IN EXCESS OF 500,000.

MOST RECENTLY, MR. MULDOWNEY WAS PRESIDENT OF CLUB AMERICA, INC., A TRAVEL WHOLESALER, AND THE OWNER OF THE RESER CORPORATION, A FULL SERVICE RESERVATIONS AND TELEMARKETING COMPANY. MR. MULDOWNEY GRADUATED FROM SETON HALL UNIVERSITY IN 1967 WITH A BS IN ECONOMICS AND ACCOUNTING.

DIRAN M. KALOUSTIAN

EDUCATION:  GRADUATE OF DUKE UNIVERSITY AND NEW  YORK  UNIVERSITY
GRADUATE SCHOOL OF BUSINESS AND NEW YORK UNIVERSITY LAW SCHOOL.

EMPLOYMENT: MR. KALOUSTIAN WAS FORMERLY THE PRESIDENT AND DIRECTOR OF DEPOSITORY TRUST COMPANY IN NEW YORK, ONE OF THE WORLD'S LARGEST FINANCIAL INSTITUTIONS. MR. KALOUSTIAN ASSUMED FULL EXECUTIVE AND FINANCE CONTROL OF DEPOSITORY TRUST COMPANY IN 1970 WHEN IT HAD REPORTED LOSSES AND DEPOSITED ASSETS OF $25 BILLION AND EXPANDED IT INTO A PROFITABLE COMPANY WITH DEPOSITED ASSETS EXCEEDING $10 TRILLION.

DEREK LEWIN

MR. LEWIN IS A FOUNDING MEMBER OF THE FLORIDA VENTURE CAPITAL GROUP, AND A MEMBER OF THE ASSOCIATION OF MANAGEMENT ACCOUNTANTS. HE SPENT HIS EARLY CAREER AS OWNER AND DEVELOPER OF RETAIL AND MANUFACTURING GROUPS IN THE UNITED KINGDOM, WITH AN EMPHASIS IN DESIGN AND FINANCE. HE LATER GAINED EXPERIENCE IN SHIPPING FINANCING, AND MORTGAGE AND INVESTMENT BANKING.

STEVEN YORK

MR. YORK IS THE FOUNDER AND CHIEF EXECUTIVE OFFICER OF CONTRACT PROFESSIONALS, INC., AN ENGINEERING SERVICES COMPANY. HIS TIME IS DEVOTED FULLY TO THE BUSINESS OF THAT COMPANY AND ITS AFFILIATES. HE WAS FORMERLY VICE PRESIDENT OF OPERATIONS FOR AERO-DETROIT, INC., A SUBSIDIARY OF TAD TECHNICAL SERVICES, INC., AND A REGIONAL MANAGER FOR BUTLER SERVICE GROUP.

MR. YORK HAS BEEN A MEMBER OF THE BOARD OF DIRECTORS OF THE NATIONAL TECHNICAL SERVICES ASSOCIATION SINCE 1987, DURING WHICH TIME HE HAS SERVED AS SECRETARY AND TREASURER, AND HAS CHAIRED SEVERAL COMMITTEES. HE IS ALSO A MEMBER OF THE YOUNG PRESIDENTS ORGANIZATION AND THE STANFORD UNIVERSITY HUMAN RESOURCES EXECUTIVE ROUND TABLE.

MR. YORK MAJORED IN ENGINEERING AT MICHIGAN STATE UNIVERSITY, AND
SERVED EIGHT AND ONE-HALF YEARS WITH THE UNITED STATES AIR FORCE.

ITEM 6.   EXECUTIVE COMPENSATION.

IMP ENTERED INTO EMPLOYMENT AGREEMENTS WITH ITS KEY EMPLOYEES - MR. WILLIAM FORHAN AND MR. JAMES MULDOWNEY. ADDITIONALLY, AS PART OF THE AGREEMENT TO PURCHASE CASINO AIRLINK, IMP ENTERED INTO A 5-YEAR CONSULTING AGREEMENT WITH MR. STEVEN SCHOEN, THE PREVIOUS PRINCIPAL SHAREHOLDER OF CASINO AIRLINK. IN LATE 1996, IMP CREATED A STOCK OPTION PLAN FOR EMPLOYEES AND DIRECTORS OF IMP. DURING THE YEAR 1997, MR. FORHAN AND MR. MULDOWNEY WERE GRANTED INCENTIVE STOCK OPTIONS. THE DESCRIPTION OF THE EMPLOYMENT AGREEMENTS, THE STOCK OPTION PLAN, AND THE INCENTIVE STOCK OPTIONS ARE PRESENTED IN THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS PRESENTED IN RESPONSE TO ITEM 15 BELOW. THE DOCUMENTS ARE ATTACHED AS EXHIBITS TO THIS FORM 10.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

PURSUANT TO THE AGREEMENT AND PLAN OF MERGER WITH IMP, THE OUTSTANDING COMMON AND PREFERRED STOCK OF IMP SHALL BE EXCHANGED FOR SHARES OF THE COMPANY'S COMMON STOCK VALUED AT $11,994,018, AS OF THE VALUATION DATE PROVIDED FOR IN THE AGREEMENT. IN ADDITION, OPTIONS HELD BY WILLIAM FORHAN, JAMES MULDOWNEY, AND MEMBERS OF THE BOARD OF DIRECTORS OF IMP TO ACQUIRE SHARES OF IMP COMMON STOCK SHALL BE CONVERTED TO OPTIONS TO ACQUIRE SHARES OF THE COMPANY'S COMMON STOCK. IN ADDITION, WARRANTS GRANTED TO JOSEPH CHARLES & ASSOCIATES, INC. TO ACQUIRE SHARES OF IMP SHALL BE EXCHANGED FOR WARRANTS TO ACQUIRE THE COMPANY'S STOCK.

THE AGREEMENT AND PLAN OF MERGER ALSO PROVIDE THAT AT CLOSING, EXISTING SHAREHOLDERS CHATEAU VEGAS, INC., DIRAN KALOUSTIAN, AND PROFESSIONAL ATHLETIC SERVICE, INC. (THE "GRANTING ENTITIES") SHALL CONVEY 1,500,000 SHARES OF RESTRICTED COMMON STOCK OF THE COMPANY TO WILLIAM FORHAN; 500,000 SHARES OF RESTRICTED COMMON STOCK SHALL BE CONVEYED TO JAMES MULDOWNEY. WILLIAM FORHAN WILL RECEIVE PROXIES TO VOTE 2,500,000 SHARES OF COMMON STOCK FROM THE GRANTING ENTITIES FOR A PERIOD NOT TO EXCEED THIRTY-SIX (36) MONTHS AFTER THE CONSUMMATION OF THE MERGER.

ITEM 8.   LEGAL PROCEEDINGS.

THERE IS NO LITIGATION INVOLVING AIC AS A PARTY. AIC HAS RECEIVED NOTICE, HOWEVER, OF AN APPLICATION MADE BY A JUDGEMENT CREDITOR OF WASTACH INTERNATIONAL CORPORATION, IN THE SUPERIOR COURT OF NEW JERSEY, LAW DIVISION, ESSEX COUNTY, REGARDING A LEVY MADE UPON KIWI INTERNATIONAL HOLDINGS, INC., AND KIWI INTERNATIONAL AIRLINES, INC., (COLLECTIVELY "KIWI"). THE LEVY PURPORTS TO ATTACH A CONVERTIBLE DEBT POSITION PURPORTEDLY HELD BY WASTACH. THIS CONVERTIBLE DEBT POSITION, HOWEVER, WAS SOLD BY WASTACH IN SEPTEMBER, 1977, PRIOR TO ANY JUDGEMENT BEING ENTERED AGAINST WASTACH, TO COMMERCIAL BANK HELP. SUBSEQUENTLY, AIC PURCHASED THE CONVERTIBLE DEBT POSITION FROM COMMERCIAL BANK HELP. THE PROPRIETY OF THE LEVY IS DISPUTED.

ITEM  9.    MARKET  PRICE OF AND DIVIDENDS  ON  THE  REGISTRANT'S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

REGISTRANT'S  COMMON  STOCK  IS TRADED  IN  THE  OVER-THE-COUNTER
MARKET  IN THE UNITED STATES UNDER THE SYMBOL AVIA. THE FOLLOWING
ARE AVAILABLE HIGH AND LOW BIDS SINCE THE COMPANY STARTED TRADING
ON JANUARY 30, 1998.

               AVIATION INDUSTRIES                              HIGH    LOW

               JANUARY 30, 1998 TO MARCH 31, 1998               $8.62   $4.37

               APRIL 1, 1998 TO JUNE 30, 1998                   $6.25   $1.37

IMP'S  COMMON STOCK IS TRADED ON THE OVER-THE-COUNTER  MARKET  IN
THE  UNITED STATES UNDER THE SYMBOL POKR. THE FOLLOWING  ARE  THE
AVAILABLE HIGH AND LOW BIDS SINCE JULY 1, 1996.

               INTEGRATED MANAGEMENT PROFESSIONALS, INC.        HIGH    LOW

               JULY 1, 1996 TO SEPTEMBER 30, 1996               $6.25   $1.06

               OCTOBER  1,  1996 TO DECEMBER  31,  1996         $1.25   $0.31

               JANUARY 1, 1997 TO MARCH 30, 1997                $0.60   $0.22

               APRIL 1, 1997 TO JUNE 30, 1997                   $0.44   $0.24

               JULY 1, 1997 TO SEPTEMBER 30, 1997               $0.46   $0.15

               OCTOBER  1,  1997 TO DECEMBER  31,  1997         $0.43   $0.18

               JANUARY 1, 1998 TO MARCH 30, 1998                $0.43   $0.17

               APRIL 1, 1998 TO JUNE 30, 1998                   $0.48   $0.20

AS  OF JUNE 1, 1998, THERE WERE 9,375,000 SHARES OF THE COMPANY'S
COMMON STOCK OUTSTANDING, HELD BY 47 RECORD OWNERS.

AS  OF  APRIL 23, 1998, IMP HAD 13,353,923 SHARES OF COMMON STOCK
OUTSTANDING,  TOGETHER  WITH 2,000,000 OF SERIES  A,  CONVERTIBLE
PREFERRED  STOCK,  AND  1,700,000 SHARES OF  SERIES  B  PREFERRED
STOCK.

THE  REGISTRANT HAS NEVER PAID A CASH DIVIDEND AND HAS NO PRESENT
INTENTION OF SO DOING.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

THERE ARE NO RECENT SALES OF AIC'S UNREGISTERED SECURITIES TO  BE
REPORTED. ON APRIL 23, 1998, IMP COMPLETED AN OFFERING UNDER RULE
504  OF REGULATION D. A TOTAL OF 7,244,583 SHARES OF COMMON STOCK
WERE SOLD IN THIS OFFERING AT AN AVERAGE PRICE OF $0.138.

ITEM   11.    DESCRIPTION  OF  REGISTRANT'S  SECURITIES   TO   BE
REGISTERED.

THE  SECURITIES OF AIC TO BE REGISTERED ARE COMMON STOCK WITH  NO
PAR  VALUE. THE SHARES ARE NON-ASSESSABLE, WITHOUT NON-CUMULATIVE
VOTING, BUT WITH PRE-EMPTIVE RIGHTS

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE BYLAWS OF AIC DO NOT PROVIDE FOR THE INDEMNIFICATION OF ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE ISSUER, OR ANY PERSON SERVING IN SUCH CAPACITY FOR ANY OTHER ENTITY OR ENTERPRISE AT THE REQUEST OF THE ISSUER AGAINST ANY AND ALL LEGAL EXPENSES (INCLUDING ATTORNEYS FEES), CLAIMS AND LIABILITIES ARISING OUT OF ANY ACTION, SUIT OR PROCEEDING, EXCEPT AN ACTION BY OR IN THE RIGHT OF THE ISSUER. THE BYLAWS OF IMP DO PROVIDE FOR SUCH INDEMNIFICATION, AND MANAGEMENT INTENDS THAT THE BYLAWS OF THE SURVIVING POST-MERGER ENTITY SHALL PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS TO THE EXTENT PERMITTED BY NEVADA LAW.

INSOFAR  AS  INDEMNIFICATION FOR LIABILITIES  ARISING  UNDER  THE
FEDERAL SECURITIES LAWS MAY BE PERMITTED TO DIRECTORS AND CONTROLLING PERSONS OF THE ISSUER, THE ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE LAW AND IS, THEREFOR, UNENFORCEABLE. IN THE EVENT A DEMAND FOR INDEMNIFICATION IS MADE, THE ISSUER WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE LAW AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

THE  FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA REQUIRED BY  THIS
ITEM  13  FOLLOW THE INDEX OF FINANCIAL STATEMENTS  APPEARING  AT
ITEM 15 OF THIS FORM 10.

ITEM  14.   CHANGES  IN  AND DISAGREEMENTS  WITH  ACCOUNTANTS  ON
ACCOUNTING AND FINANCIAL DISCLOSURE.

AIC RECENTLY CHANGED ITS AUDITORS. THIS IS NOT DUE TO A DISPUTE OR DISAGREEMENT WITH THE PREVIOUS AUDITOR. INSTEAD, THE CHANGE WAS MADE BECAUSE MR. FRIEDMAN SPECIALIZES IN AUDITING "BLANK CHECK" COMPANIES. AS A RESULT OF THE ACQUISITION OF IMP, THE COMPANY IS NO LONGER A BLANK-CHECK COMPANY, AND, THEREFORE, RETAINED A NEW AUDITOR, KURT SALIGER, WHO WAS MORE WILLING TO UNDERTAKE SUCH AN AUDIT.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL STATEMENTS - AIC

               REPORT  OF  INDEPENDENT AUDITOR BARRY L. FRIEDMAN,
               CPA, DATED SEPTEMBER 24, 1996.

               REPORTS  OF INDEPENDENT AUDITOR, KURT D.  SALIGER,
               CPA DATED AUGUST 12, 1998.

               BALANCE SHEETS AS OF DECEMBER 31, 1997 AND FOR THE
               PERIOD ENDED MARCH 31, 1998.

               STATEMENT   OF  OPERATION  FOR  THE  YEARS   ENDED
               DECEMBER  31, 1997 AND FOR THE PERIOD ENDED  MARCH
               31, 1998.

               STATEMENT  OF STOCKHOLDERS' EQUITY FOR  THE  YEARS
               ENDED  DECEMBER 31, 1997 AND FOR THE PERIOD  ENDED
               MARCH 31, 1998.

               STATEMENT  OF  CASH  FLOWS  FOR  THE  YEARS  ENDED
               DECEMBER  31, 1997 AND FOR THE PERIOD ENDED  MARCH
               31, 1998.

               NOTES  TO FINANCIAL STATEMENTS FOR AIC DATED MARCH
               31, 1998.

FINANCIAL STATEMENTS - IMP

               REPORT  OF  INDEPENDENT AUDITOR HARVEY  JUDKOWITZ,
               CPA, DATED FEBRUARY 23, 1998.

               BALANCE  SHEETS FOR THE YEARS ENDED  DECEMBER  31,
               1995, DECEMBER 31, 1996 AND DECEMBER 31, 1997.

               STATEMENT   OF  OPERATION  FOR  THE  YEARS   ENDED
               DECEMBER  31, 1995, DECEMBER 31, 1996 AND DECEMBER
               31, 1997.

               STATEMENT  OF STOCKHOLDERS' EQUITY FOR  THE  YEARS
               ENDED  DECEMBER 31, 1995, DECEMBER  31,  1996  AND
               DECEMBER 31, 1997.

               STATEMENT  OF  CASH  FLOWS  FOR  THE  YEARS  ENDED
               DECEMBER  31, 1995, DECEMBER 31, 1996 AND DECEMBER
               31, 1997.

               NOTES  TO FINANCIAL STATEMENTS DATED DECEMBER  31,
               1997.

        AVIATION INDUSTRIES INDEPENDENT AUDITOR'S REPORT

BOARD OF DIRECTORS                               AUGUST 12, 1998
AVIATION INDUSTRIES CORP.
CLIFTON, NJ

I HAVE AUDITED THE ACCOMPANYING BALANCE SHEET OF AVIATION INDUSTRIES CORP. (A DEVELOPMENT STAGE COMPANY), AS OF MARCH 31, 1998, AND THE RELATED STATEMENTS OF OPERATIONS, STOCKHOLDERS' EQUITY AND CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 1998. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. MY RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON MY AUDIT.

I CONDUCTED MY AUDIT IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. THOSE STANDARDS REQUIRE THAT I PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. I BELIEVE THAT MY AUDIT PROVIDES A REASONABLE BASIS FOR MY OPINION.

IN MY OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF AVIATION INDUSTRIES CORP. AT MARCH 31, 1998 AND THE RESULTS OF THEIR OPERATIONS AND THEIR CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 1998 IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

     /S/ KURT D. SALIGER C.P.A.
     KURT D. SALIGER, C.P.A.
     LAS VEGAS, NV

                  INDEPENDENT AUDITOR'S REPORT

BOARD OF DIRECTORS                               AUGUST 12, 1998
AVIATION INDUSTRIES CORP.
CLIFTON, NJ

I  HAVE  AUDITED  THE  ACCOMPANYING  BALANCE  SHEET  OF  AVIATION
INDUSTRIES CORP. (A DEVELOPMENT STAGE COMPANY), AS OF DECEMBER 31, 1997, AND THE RELATED STATEMENTS OF OPERATIONS, STOCKHOLDERS' EQUITY AND CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1997. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. MY RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON MY AUDIT.

I CONDUCTED MY AUDIT IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. THOSE STANDARDS REQUIRE THAT I PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. I BELIEVE THAT MY AUDIT PROVIDES A REASONABLE BASIS FOR MY OPINION.

IN MY OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF AVIATION INDUSTRIES CORP. AT DECEMBER 31, 1997 AND THE RESULTS OF THEIR OPERATIONS AND THEIR CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1997IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

     /S/ KURT D. SALIGER C.P.A.
     KURT D. SALIGER, C.P.A.
     LAS VEGAS, NV

                    AVIATION INDUSTRIES CORP.
                  (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET



                                          MARCH 31,     DECEMBER 31,
                                          1998          1997
                 ASSETS
CURRENT ASSETS:
CASH                                       $1,004,231    $1,004,231
TOTAL CURRENT ASSETS                      $1,004,231    $1,004,231
OTHER ASSETS;
BOND, COMMERCIAL BANK (NOTE 6)             $2,500,000    $2,500,000
INVESTMENT IN KIWI HOLDINGS (NOTE 3)       $2,500,000    $2,500,000
INVESTMENT IN CITA AMERICAS, INC. (NOTE    $1,875,000
4)
TOTAL OTHER ASSETS                        $6,875,000    $5,000,000
TOTAL ASSETS                                            $6,004,231
  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES;
ACCOUNTS PAYABLE                           $25,327       $12,281
TOTAL CURRENT LIABILITIES                 $25,327       $12,281
LONG TERM DEBT (NOTE 7)                   $1,000,000
STOCKHOLDERS' EQUITY;
COMMON STOCK, $0.001 PAR VALUE,
AUTHORIZED 50,000,000 SHARES
ISSUED AND OUTSTANDING:
DECEMBER 31, 1997 - 9,000,000 SHARES                     $9,000
MARCH 31, 1998 - 9,375,000 SHARES          $9,375
ADDITIONAL PAID-IN CAPITAL                 $6,878,125    $5,003,500
DEFICIT ACCUMULATED DURING DEVELOPMENT     ($33,596)     ($20,550)
STAGE
TOTAL STOCKHOLDERS' EQUITY                $6,853,904    $4,991,950
TOTAL LIABILITIES AND STOCKHOLDERS'       $7,879,231    $6,004,231
EQUITY

                    AVIATION INDUSTRIES CORP.
                  (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF OPERATION



                                             THREE MONTHS   YEAR ENDED
                                             ENDED          DEC. 31,
                                             MARCH. 31,     1997
                                             1998
INCOME:
REVENUE                                       $0             $0
EXPENSES:                                    $13,046        $8,050
NET PROFIT/(LOSS)                            ($13,046)      ($8,050)
NET PROFIT/LOSS                              ($0.0014)      ($0.0009)
(-) PER WEIGHTED SHARE (NOTE1)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES     9,375,000      9,000,000
OUTSTANDING

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS & AUDIT REPORT

                    AVIATION INDUSTRIES CORP.
                  (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF STOCKHOLDERS' EQUITY



                     COMMON       STOCK       ADDITIONAL   (DEFICIT)
                     SHARES       AMOUNT      PAID-IN      ACCUMULATED
                                              CAPITAL      DURING
                                                           DEVELOPMENT
                                                           STAGE
BALANCE JANUARY 1,   9,000,000    $9,000,000  $5,003,500   ($20,550)
  1998
FEBRUARY 24, 1998    375,000      $375        $1,874,625   -$204
ISSUED FOR CITA
 AMERICAS, INC. STOCK
 (NOTE 4)
NET LOSS                                                   ($13,046)
 JANUARY 1, 1998 TO
 MARCH 31, 1998
BALANCE, MARCH 31,   9,375,000    $9,375      $6,878,125   ($33,596)
 1998

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS & AUDIT REPORT.

                    AVIATION INDUSTRIES CORP.
                  (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF CASH FLOWS




                                 THREE          YEAR
                                 MONTHS         ENDED
                                 ENDED          DEC. 31,
                                 MARCH 31,      1997
                                 1998
CASH FLOWS FROM OPERATING
ACTIVITIES:
NET LOSS                          ($13,046)     ($8,050)
INCREASE IN ACCOUNTS PAYABLE      $13,046       $8,050
CASH FLOWS FROM INVESTING
ACTIVITIES
NET INCREASE IN CASH             $0             $0
CASH, BEGINNING OF PERIOD        $1,004,231     $1,004,231
CASH, END OF PERIOD              $1,004,231     $1,004,231

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS & AUDIT REPORT

                    AVIATION INDUSTRIES CORP.
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                         MARCH 31, 1998

     NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

THE COMPANY WAS ORGANIZED JANUARY 26, 1988, UNDER THE LAWS OF THE
STATE  OF DELAWARE. THE COMPANY CURRENTLY HAS NO OPERATIONS  AND,
IN  ACCORDANCE  WITH SFAS #7, IS CONSIDERED A  DEVELOPMENT  STAGE
COMPANY.

ON JANUARY 2, 1994, AT A MEETING OF THE BOARD OF DIRECTORS, THE BOARD APPROVED AMENDING ITS ARTICLES OF INCORPORATION. THESE AMENDMENTS WERE APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDERS. THE COMPANY AUTHORIZED CHANGING ITS COMMON STOCK AUTHORIZED, 2,500 SHARES, $0.001 PAR VALUE, TO 50,000,000 SHARES, COMMON STOCK PAR VALUE $0.001.

     NOTE 2- ACCOUNTING POLICIES AND PROCEDURES

THE  COMPANY  HAS  NOT  DETERMINED ITS  ACCOUNTING  POLICIES  AND
PROCEDURES, EXCEPT AS FOLLOWS:

A.) THE COMPANY USES THE ACCRUAL METHOD OF ACCOUNTING.

B.)  EARNINGS  OR LOSS PER SHARE IS COMPUTED USING  THE  WEIGHTED
AVERAGE NUMBER OF SHARES OF COMMON SHARES OUTSTANDING AS  OF  THE
BALANCE SHEET DATE.

     NOTE 3- INVESTMENT IN KIWI HOLDINGS

THE INVESTMENT IN KIWI HOLDINGS REPRESENTS A MINORITY INTEREST POSITION IN KIWI INTERNATIONAL HOLDINGS. ON OCTOBER 15, 1997 THE COMPANY ACQUIRED A CONVERTIBLE DEBT POSITION OF $1,750,000 FROM COMMERCIAL BANK HELP IN KIWI INTERNATIONAL HOLDINGS. THIS POSITION REPRESENTS A 10% TO 15% INTEREST IN KIWI INTERNATIONAL HOLDINGS DEPENDING UPON THE DILUTION OF THE COMPANY THROUGH ITS ISSUED AND OUTSTANDING STOCK. KIWI INTERNATIONAL HOLDINGS LEASES EIGHT 727 COMMERCIAL AIRCRAFT WHICH OPERATE IN SEVEN MAJOR AIRLINE MARKETS. MARKETS SERVED INCLUDE NEW YORK CITY, ATLANTA, CHICAGO, BOSTON, ORLANDO, WEST PALM BEACH IN THE UNITED STATES,
AND  SAN  JUAN,  PUERTO RICO. MONTHLY PASSENGERS  SERVED  AVERAGE
100,000 PER MONTH.

                    AVIATION INDUSTRIES CORP.
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                         MARCH 31, 1998

     NOTE 4 - INVESTMENT IN CITA AMERICAS, INC.

THE INVESTMENT IN CITA AMERICAS, INC. REPRESENTS A 100% INTEREST IN A DRUG REHABILITATION COMPANY. ON FEBRUARY 24, 1998 THE COMPANY ISSUED 375,000 SHARES OF COMMON STOCK VALUED AT $5 PER SHARE PLUS AN ASSUMPTION OF $80,000 IN EXISTING ACCOUNTS PAYABLE TO ACQUIRE CITA AMERICAS, INC. THE 375,000 SHARES OF COMMON STOCK ISSUED WAS SECTION 144 RESTRICTED COMMON STOCK.

     NOTE 5 - WARRANTS AND OPTIONS

THERE  ARE NO WARRANTS OR OPTIONS TO ISSUE ANY ADDITIONAL  SHARES
OF COMMON STOCK OF THE COMPANY.

     NOTE 6- BOND

WITH COMMERCIAL BANK HELP, THE BOND IS REPAYABLE ON SEPTEMBER 29,
2002, AND BEARS INTEREST AT THE RATE OF 3% PER ANNUM.

     NOTE 7 - LONG TERM DEBT

THE DEBT WAS REPAID ON APRIL 7, 1998 WHICH WAS PRIOR TO MATURITY.

            INTEGRATED MARKETING PROFESSIONALS, INC.
                  INDEPENDENT AUDITOR'S REPORT

BOARD OF DIRECTORS                             FEBRUARY 23, 1998
CASINO AIRLINK, INC.

I HAVE AUDITED THE ACCOMPANYING CONSOLIDATED BALANCE SHEET OF CASINO AIRLINK, INC. AND SUBSIDIARIES AS OF DECEMBER 31, 1997 AND THE RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, CHANGES IN STOCKHOLDERS' EQUITY AND CASH FLOWS FOR THE YEAR THEN ENDED. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. MY RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON MY AUDIT.

I CONDUCTED MY AUDIT IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. THOSE STANDARDS REQUIRE THAT I PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES, EXAMINING ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. I BELIEVE THAT MY AUDIT PROVIDES A REASONABLE BASIS FOR MY OPINION.

IN MY OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF CASINO AIRLINK, INC. AND SUBSIDIARIES AS OF DECEMBER 31, 1997 AND THE RESULTS OF ITS OPERATIONS AND ITS CASH FLOWS FOR THE YEARS THEN ENDED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

     HARVEY JUDKOWITZ, CPA
     CERTIFIED PUBLIC ACCOUNTANT
     MIAMI, FL

     INTEGRATED MARKETING PROFESSIONALS, INC.

                  INDEPENDENT AUDITOR'S REPORT

BOARD OF DIRECTORS                             FEBRUARY 23, 1997
CASINO AIRLINK, INC.

I HAVE AUDITED THE ACCOMPANYING CONSOLIDATED BALANCE SHEET OF CASINO AIRLINK, INC. AND SUBSIDIARIES AS OF DECEMBER 31, 1996 AND 1995 AND THE RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, CHANGES IN STOCKHOLDERS' EQUITY AND CASH FLOWS FOR THE TWO YEARS THEN ENDED. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. MY RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON MY AUDIT.

I CONDUCTED MY AUDIT IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. THOSE STANDARDS REQUIRE THAT I PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES, EXAMINING ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. I BELIEVE THAT MY AUDIT PROVIDES A REASONABLE BASIS FOR MY OPINION.

IN MY OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF CASINO AIRLINK, INC. AND SUBSIDIARIES AS OF DECEMBER 31, 1996 AND THE RESULTS OF ITS OPERATIONS AND ITS CASH FLOWS FOR THE TWO YEARS THEN ENDED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN. AS DISCUSSED IN NOTE 11 TO THE FINANCIAL STATEMENT, THE COMPANY'S OPERATING LOSSES RAISE SUBSTANTIAL DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN. THE FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS UNCERTAINTY.

     HARVEY JUDKOWITZ, CPA
     CERTIFIED PUBLIC ACCOUNTANT
     MIAMI, FL

            INTEGRATED MARKETING PROFESSIONALS, INC.
                   CONSOLIDATED BALANCE SHEET
      FOR THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED)
 AND THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995 (AUDITED)



                                    JULY 31,    DECEMBER    DECEMBER    DECEMBER
                                    1998        31, 1997    31, 1996    31, 1995
         ASSETS
CURRENT ASSETS
  CASH                              $1,114,474  $268,830    $101,522    $127,757
  ACCOUNTS RECEIVABLE               177,432     7,669       100,841     121,000
  PREPAID EXPENSES                  343,928     101,148     245,251     160,807
  OTHER RECEIVABLES                                                     414,619
TOTAL CURRENT ASSETS                1,635,834   $377,647    $447,614    $824,183
FIXED ASSETS, AT COST
  AUTOMOBILE                                    $10,292     $10,292
  FURNITURE AND FIXTURES            $53,610     53,610      53,610      58,272
  OFFICE EQUIPMENT                  368,463     568,080     564,097     165,088
  COMPUTER SOFTWARE                              26,259      23,958
  LEASEHOLD IMPROVEMENTS            5,300       5,300       5,300       2,500
  ACCUMULATED DEPRECIATION          (294,430)   (317,978)   (180,244)   (51,380)
TOTAL FIXED ASSETS                  132,943     $345,803    $477,013    $174,480
OTHER ASSETS
  GOODWILL                          $1,856,100  $1,856,100  $1,856,100
  NON COMPETE AGREEMENT             500,000     500,000     500,000
  CUSTOMER LISTS                    700,000     775,000     775,000
  TRADEMARK                         100,000     100,000     100,000
  ACCUMULATED DEPRECIATION          (606,814)   (450,941)   (163,373)
  ORGANIZATION EXPENSE                          436         872
  SURETY BOND                       110,000     110,000     110,000     10,000
  SECURITY DEPOSIT                  6,342       8,936       8,935       6,342
TOTAL OTHER ASSETS                  $2,665,628  $2,899,531  $3,187,534  $16,342
TOTAL ASSETS                        $4,434,404  $3,622,981  $4,112,161  $1,015,005

 LIABILITIES AND EQUITY
CURRENT LIABILITIES
  10% NOTES PAYABLE ON              $512,800    $915,912    $884,000
    PURCHASE - CURRENT
  ACCOUNTS PAYABLE                  430,190     382,908     631,640     $290,567
  AIRCRAFT EXPENSE ADVANCE                      45,644                  394,336
  UNEARNED REVENUE                  1,064,635   949,826     746,085
  FEDERAL EXCISE TAX
    PAYABLE                         30,168      81,505      397,718     375,000
  AMT. DUE UNDER CAP.               2,069       2,069       21,752      28,778
    LEASES- CURRENT
  INTEREST PAYABLE                                          5,000       2,000
  NOTES PAYABLE TO FORMER                                   257,404
    OWNER OF DAV-JEN
  NOTES PAYABLE TO FORMER                                   41,584
    OWNER OF RESER
  LEGAL SETTLEMENT PAYABLE                                  30,000
  OFFICERS BONUS PAYABLE            54,000      72,240
  DUE TO SHAREHOLDER                413         68,569
TOTAL CURRENT LIABILITIES           2,094,275   2,518,572   3,015,183   $1,090,681
LONG TERM DEBT
  10% NOTES PAYABLE                 $329,371    $524,404    $1,676,846
  CAPITALIZED LEASES                1,978       1,978       4,047       23,712
TOTAL LONG TERM DEBT                526,382     1,680,893   23,712

STOCKHOLDERS' EQUITY
CLASS A COMMON STOCK $0.10          1,564,559   $610,934    $529,886    300,000
 PAR VALUE, 25,000,000
 SHARES AUTHORIZED,
 6,109,340 ISSUED AND
 OUTSTANDING IN 1997,
 5,298,857 IN 1996
SERIES A CONVERTIBLE                100,000     200,000     200,000
 PREFERRED STOCK, $0.10
 PAR VALUE, 5,000,000
 SHARES AUTHORIZED,
 2,000,000 ISSUED AND
 OUTSTANDING
SERIES B PREFERRED STOCK,           170,000     170,000     170,000
 $0.10 PAR VALUE,
 1,700,000 SHARES
 AUTHORIZED, ISSUED, AND
 OUTSTANDING
ADDITIONAL PAID IN CAPITAL          1,110,173   1,176,653   1,141,800   86,349
EQUITY INVESTMENT RESER             (252,720)
     INC.
DEFICIT                             (1,490,616) (1,579,560) (2,525,601) (485,737)
PROFIT FOR PERIOD                   807,384
TOTAL STOCKHOLDERS'                 $2,008,781  $578,027    ($583,915)  (99,388)
 EQUITY
TOTAL LIABILITIES AND               $4,434,404  $3,622,981  $4,112,161  $1,015,005
 EQUITY

            INTEGRATED MARKETING PROFESSIONALS, INC.
              CONSOLIDATED STATEMENT OF OPERATIONS
      FOR THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED)
 AND THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995 (AUDITED)



                          JULY 31,      DECEMBER        DECEMBER        DECEMBER
                          1998          31, 1997        31, 1996        31, 1995

REVENUES EARNED           $9,801,927    $18,378,929     $18,942,574     $20,009,040
 COST OF REVENUES EARNED  6,758,926     13,876,269      15,746,734      16,736,046
GROSS PROFIT              3,043,001     4,502,660       3,195,840       3,272,994
OPERATING EXPENSES        2,239,730     4,027,435       3,332,227       3,530,578
EARNINGS (LOSS) FROM      $803,271      $475,225        ($136,387)      (257,584)
   OPERATIONS
OTHER INCOME (EXPENSES)
 GAIN ON SALE OF ASSETS                                                 47,396
 INTEREST INCOME                        $4,355          $1,822
 INTEREST EXPENSE         (4,113)       (125,385)       (15,228)        (14,727)
 OFFICER'S BONUS                                        (131,802)       (249,507)
   COMPENSATION
INCOME BEFORE                           $354,195        $0              (216,838)
  EXTRAORDINARY ITEM AND
   CUMULATIVE EFFECT OF
    ACCOUNTING CHANGE
GAIN ON MODIFICATION OF                 $316,846
  TERMS OF CARRYING VALUE
   OF DEBT (NOTE 9)
CUMULATIVE EFFECT OF                    375,000
  ACCOUNTING CHANGE
   (NOTE 8)
LOSS FROM CONTINUING                    $0              ($281,595)      (474,422)
  OPERATIONS
LOSS FROM DISCONTINUED                                  ($1,288,059)
  OPERATIONS
NET INCOME (LOSS)         $807,384      $1,046,041      ($1,569,654)    ($474,422)

PER COMMON SHARE
          BASIC
INCOME BEFORE                           $0.064
  EXTRAORDINARY ITEM
INCOME FROM EXTRAORDINARY               $0.057
  GAIN
INCOME FROM CUMULATIVE                  $0.067
  EFFECT OF ACCOUNTING
   CHANGE
NET INCOME PER SHARE                    $0.188

         DILUTED
INCOME (LOSS) BEFORE                    $0.031          $(0.075)        $(0.94)
  EXTRAORDINARY ITEM
INCOME FROM EXTRAORDINARY               $0.028
  GAIN
INCOME (LOSS) FROM                                      $(0.348)
  DISCONTINUED OPERATIONS
INCOME FROM CUMULATIVE                  $0.033
  EFFECT OF ACCOUNTING
   CHANGE
NET INCOME PER SHARE                    $0.092          $(0.423)        $(0.94)

            INTEGRATED MARKETING PROFESSIONALS, INC.
    CONSOLIDATED STATEMENT OF CHANGE IN STOCKHOLDERS' EQUITY
      FOR THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED)
 AND THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995 (AUDITED)


                        COMMON  STOCK    SERIES A   SERIES A  ADDITIONAL  DEFICIT
                        SHARES  $$       & B PFD.   & B PFD.  PAID-IN
                        (000'S) (000'S)  (000'S)    (000'S)   CAPITAL

BALANCE 12/31/94        5       5                             $40,700     ($11,315)

TRANSFER OF AMOUNT                                            79,087
 DUE TO SHAREHOLDER TO
  PAID IN CAPITAL

EFFECT OF               495     45                            (45,000)
 REINCORPORATION
  AND CHANGE IN PAR

SALES OF COMMON STOCK   2,500   250                           11,562

NET INCOME 1995                                                           (474,422)

BALANCE 12/31/95        3,000   300                           $86,349     ($485,737)

PURCHASE CASINO                                               253,651     (359,175)
AIRLINK, INC.

PURCHASE OF DAV-JEN                                           5,925       (140,079)

PURCHASE OF RESER                                             136,250     (70,956)

SALES OF STOCK          2,143   214                           426,135

ISSUANCE OF PREFERRED A                  2,000      200       50,000

ISSUANCE OF PREFERRED B                  1,700      170       141,100

PURCHASE OF RESER       156     15                            42,120

LOSS FOR 1996                                                             (1,569,654)

BALANCE 12/31/96        5,299   $529     3,700     $370       $1,141,800  ($2,625,601)

ISSUANCE                810     82                            34,853

NET INCOME 1997                                                           1,046,041

BALANCE 12/31/97        6,109   $611     3,700     $370       $1,176,653  ($1,046,041)


            INTEGRATED MARKETING PROFESSIONALS, INC.
              CONSOLIDATED STATEMENT OF CASH FLOWS
   FOR YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995 (AUDITED)


                                DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                1997          1996          1995
   FOR OPERATING ACTIVITIES
NET INCOME (LOSS)               $1,046,041    ($1,569,654)  ($474,422)
ADJUSTMENT TO RECONCILE NET
   INCOME TO NET CASH USED FOR
    OPERATING ACTIVITIES
 DEPRECIATION AND AMORTIZATION    425,738       $292,237      40,994
 CHANGE IN ACCOUNTS RECEIVABLE    93,162        434,778       (535,619)
 CHANGE IN PREPAID EXPENSES       144,103       (84,444)      (160,807)
 CHANGE IN UNEARNED REVENUES      203,741       351,749       394,336
 CHANGE IN OTHER ASSETS                         (103,465)     (16,342)
 CHANGE IN ESTIMATE OF OLD        (316,314)
 FEDERAL EXCISE TAX PAYABLE
 CHANGE IN ACCOUNTS PAYABLE AND   (165,848)     396,791       656,595
  ACCRUED EXPENSES
CASH PROVIDED FROM OPERATIONS   $1,430,623    ($282,008)    (95,265)

CASH FROM INVESTING ACTIVITIES
 PURCHASE OF FURNITURE &          (6,524)       (7,291)       (160,160)
  FIXTURES

CASH FLOWS FROM FINANCING
ACTIVITIES
 ISSUANCE OF COMMON STOCK         115,910
 EFFECT ON PAID IN CAPITAL FROM                 (174,114)
   ACQUISITIONS
 RECEIPT FOR SALES OF STOCK                     890,435       261,562
 LOANS FROM STOCKHOLDERS                        22,456        66,456
 CHANGE IN STOCKHOLDER LOANS      (188,835)
 CHANGE IN AMOUNTS DUE RESER      (41,584)
   CORP.
 PAYMENT OF 10% NOTE PAYABLE      (1,120,530)   (396,552)
 CHANGE IN CAPITALIZED LEASES     (21,752)      (26,691)      52,490
NET CASH USED FROM FINANCING    (1,256,791)   315,534       380,508
  ACTIVITIES
NET INCREASE (DECREASE)         167,308       (26,235)      125,083
CASH AT BEGINNING OF YEAR        101,522       127,757       2,674
CASH AT END OF YEAR             $268,830      $101,522      $127,757
CASH PAID DURING THE PERIOD     $125,385      $10,602
  FOR INTEREST AND TAXES

            INTEGRATED MARKETING PROFESSIONALS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1997

     NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

ORGANIZATION

THE COMPANY WAS FORMED IN THE STATE OF MICHIGAN ON JANUARY 14, 1994, UNDER THE NAME OF INTEGRATED MARKETING PROFESSIONALS, INC. TO SERVE AS A FULL SERVICE TRAVEL AGENCY, SPECIALIZING IN CRUISES AND TOUR PACKAGES. IN OCTOBER, 1995 THE COMPANY REINCORPORATED IN THE STATE OF NEVADA AND INCREASED ITS AUTHORIZED SHARES TO 25,000,000, $0.10 PAR VALUE SHARES. ACCORDINGLY, THE SHARES ALREADY ISSUED WERE SPLIT 100 TO 1. IN MAY, 1996 THE COMPANY PURCHASED THE OUTSTANDING CAPITAL STOCK OF DAV-JEN, INC., DOING BUSINESS UNDER THE NAME OF CASINO AIRLINK. CASINO AIRLINK IS A WHOLESALE TOUR AND TRAVEL COMPANY, WHICH OPERATES TOURS BETWEEN FLORIDA CITIES AND BILOXI, MISSISSIPPI. THE TRANSACTION HAS BEEN TREATED AS A PURCHASE TRANSACTION IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

ON OCTOBER 31, 1996, THE COMPANY'S NAME WAS CHANGED TO CASINO AIRLINK, INC. IN NOVEMBER, 1996, THE COMPANY AUTHORIZED THE
ISSUANCE OF 2,000,000 SHARES OF SERIES A PREFERRED STOCK AND 1,700,000 SHARES OF SERIES B PREFERRED STOCK. EACH SHARE OF PREFERRED A STOCK CARRIES A $0.1 0 PAR VALUE, HAS VOTING RIGHTS AND IS CONVERTIBLE INTO TWO SHARES OF COMMON STOCK. EACH SHARE OF PREFERRED B IS CONVERTIBLE INTO ONE SHARE OF COMMON STOCK. THERE ARE NO VOTING RIGHTS ASSOCIATED WITH THE SERIES B PREFERRED.

IN DECEMBER 1996, THE COMPANY PURCHASED THE OUTSTANDING CAPITAL STOCK OF RESER CORPORATION, A GEORGIA CORPORATION, ENGAGED IN THE TRAVEL SERVICE AND SEMINAR BUSINESS. THIS TRANSACTION HAS ALSO BEEN TREATED AS A PURCHASE TRANSACTION IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

FIXED ASSETS

FIXED ASSETS ARE CARRIED AT COST. THE COMPANY PROVIDES DEPRECIATION OVER THE ESTIMATED USEFUL LIVES OF FIXED ASSETS USING THE STRAIGHT LINE METHOD. UPON RETIREMENT OR SALE OF FIXED ASSETS, THEIR NET BOOK VALUE IS REMOVED FROM THE ACCOUNTS AND THE DIFFERENCE BETWEEN SUCH NET BOOK VALUE AND PROCEEDS RECEIVED IS RECORDED AS INCOME OR LOSS. EXPENDITURES FOR MAINTENANCE AND REPAIRS ARE CHARGED TO INCOME WHILE RENEWALS AND BETTERMENTS ARE CAPITALIZED.

ESTIMATED  USEFUL  LIVES  ARE  AS FOLLOWS:   FURNITURE:  7  YEARS
OFFICE EQUIPMENT: 5 YEARS

INCOME TAXES

THE COMPANY HAS ADOPTED SFAS 109. THE COMPANY HAS NOT MADE A PROVISION FOR INCOME TAX PURPOSES DUE TO INCURRING LOSSES SINCE INCEPTION. THE NET LOSSES OF APPROXIMATELY $1,580,000 CAN BE CARRIED FORWARD TO OFFSET FUTURE TAXABLE INCOME. THE NET OPERATING LOSS CARRY FORWARD BEGINS TO EXPIRE IN 2009.

REVENUE RECOGNITION

THE COMPANY RECEIVES RESERVATIONS FOR TOURS FOR FUTURE DATES. THE AMOUNT RECEIVED IS BOOKED AS UNEARNED REVENUES AND IS NOT RECOGNIZED AS INCOME UNTIL THE TOUR ACTUALLY OCCURS. AT THE DATE THAT THE TOUR COMMENCES, THE UNEARNED REVENUES ARE TAKEN INTO INCOME AND THE ESTIMATED COST TO COMPLETE THE TOUR ARE ACCRUED.

INTANGIBLE ASSETS

IN CONNECTION WITH THE PURCHASE OF CASINO AIRLINK, THE COMPANY PAID COSTS IN EXCESS OF THE NET TANGIBLE ASSETS ACQUIRED. (SEE
NOTE 6) THE COST PAID IN EXCESS OF THE NET TANGIBLE ASSETS IS ATTRIBUTABLE TO LONG-LIVED INTANGIBLE ASSETS HAVING CONTINUING VALUE. THESE INTANGIBLE ASSETS WILL BE AMORTIZED OVER THEIR ESTIMATED USEFUL LIVES, AS FOLLOWS:

NON COMPETE AGREEMENT: 5 YRS  TRADEMARK: 10 YRS   CUSTOMER LISTS:
7 YRS     GOODWILL: 40 YRS

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE AMOUNTS REPORTED IN THE FINANCIAL STATEMENTS AND FOOTNOTES THERETO. ACTUAL RESULTS MAY DIFFER FROM THOSE ESTIMATES.

NET INCOME PER SHARE

THE COMPANY HAS ELECTED EARLY ADOPTION OF SFAS 1 28, EARNINGS PER SHARE ISSUED BY THE FINANCIAL ACCOUNTING STANDARDS BOARD. IT REPLACES THE PRESENTATION OF PRIMARY AND FULLY DILUTED EPS WITH BASIC AND DILUTED EPS. BASIC EPS EXCLUDES ALL DILUTION. IT IS BASED ON THE WEIGHED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DURING THE PERIOD. DILUTED EPS REFLECTS THE POTENTIAL DILUTION THAT WOULD OCCUR IF SECURITIES OR OTHER CONTRACTS TO ISSUE COMMON STOCK WERE EXERCISED OR CONVERTED INTO COMMON STOCK. THE SERIES A AND SERIES B PREFERRED SHARES WERE ISSUED ON DECEMBER 7, 1996 AND DECEMBER 12, 1996, RESPECTIVELY.

     NOTE 2: LEASES

OPERATING LEASES

THE COMPANY LEASES OFFICE SPACE IN FT. LAUDERDALE, FLORIDA ON A MONTH TO MONTH BASIS. THE COMPANY ALSO LEASES OFFICE FACILITIES AND CERTAIN EQUIPMENT, IN CLEARWATER, FLORIDA, UNDER NON CANCELABLE OPERATING LEASES WHICH EXPIRE AT VARIOUS DATES THROUGH THE YEAR 2000, AS FOLLOWS:

1998: $105,000 1999: $110,000 2000: $57,500  TOTAL: $272,500

RENT EXPENSE FOR THE YEAR ENDED DECEMBER 31, 1997 WAS $101,040.

CAPITALIZED LEASES

THE COMPANY ACQUIRED OFFICE EQUIPMENT UNDER PROVISIONS OF A LONG-
TERM  LEASE.  COST AND ACCUMULATED AMORTIZATION  OF  SUCH  ASSETS
TOTALED $84,453. AT DECEMBER 31, 1997 FUTURE ANNUAL PAYMENTS  ARE
AS FOLLOWS:

               1998:                    $ 2,069
               1999:                      1,978
               TOTAL:                     4,047
               LESS CURRENT PORTION:      2,069
               AMOUNT DUE LONG-TERM:        978

     NOTE 3: RECAPITALIZATION

THE COMPANY BECAME A NEVADA CORPORATION IN LATE 1995 AND RESTRUCTURED ITS CAPITAL STOCK TO AUTHORIZE 25,000,000 SHARES OF COMMON STOCK, $0.10 PAR VALUE. THE OUTSTANDING 5,000 SHARES OF $1.00 PAR VALUE THEREBY BECAME 500,000 SHARES OF THE NEW COMMON STOCK. ACCORDINGLY, AN ADDITIONAL 495,000 SHARES OF COMMON STOCK WERE ISSUED TO THE COMPANY'S SHAREHOLDERS AND THE PAR VALUE ON THE BALANCE SHEET WAS ADJUSTED TO REFLECT THE SHARES ISSUED. THIS NON MONETARY TRANSACTION NECESSITATED AN INCREASE IN PAR VALUE AND A DECREASE IN ADDITIONAL PAID-IN CAPITAL OF $45,000. IN DECEMBER, 1995 AN ADDITIONAL 2,500,000 SHARES OF COMMON STOCK WERE SOLD.

     NOTE 4: PURCHASE OF DAV-JEN

THE PURCHASE PRICE OF DAV-JEN WAS ORIGINALLY $3,500,000, SUBJECT TO ADJUSTMENT, IF NECESSARY UPON COMPLETION OF AN AUDIT OF THE CASINO AIRLINK FINANCIAL STATEMENTS AT MAY 31, 1996. THE AMOUNT WAS PAYABLE IN SEVEN SUCCESSIVE EQUAL QUARTERLY PAYMENTS OF $500,000 BEGINNING JUNE 3, 1996. ADDITIONAL PAYMENTS WERE DUE ON THE FIRST DAY OF SEPTEMBER AND DECEMBER 1996 AND MARCH, JUNE, SEPTEMBER AND DECEMBER 1997. THE OUTSTANDING BALANCE WAS TO BEAR INTEREST AT THE RATE OF 8% PER YEAR COMMENCING SEPTEMBER 1, 1996. ON JUNE 3, THE COMPANY PAID $500,000 TO THE FORMER PRINCIPAL STOCKHOLDER OF CASINO AIRLINK AS THE INITIAL QUARTERLY PAYMENT.

THE AUDIT OF CASINO AIRLINK FOR THE FIVE MONTHS ENDED MAY 31, 1996 REQUIRED AN ADJUSTMENT (REDUCTION) TO THE PURCHASE PRICE IN THE AMOUNT OF $684,198. ACCORDINGLY, THE SCHEDULED QUARTERLY PAYMENT FOR SEPTEMBER 3, 1996 OF $500,000 WAS CANCELED AND THE AMOUNT DUE AT DECEMBER 3, 1996 WAS REDUCED TO $31 5,802.

IN ADDITION, THE COMPANY WAS TO PAY $2.50 FOR EACH PASSENGER FLYING VIA CASINO AIRLINK FOR A PERIOD OF TWO YEARS, IN CONSIDERATION FOR MR. SCHOEN'S GUARANTEE OF A SURETY BOND OWNED BY THE COMPANY, AND THE GUARANTEE OF THE COMPANY'S CREDIT CARD MERCHANT ACCOUNT

THE  ALLOCATION  OF  THE  $3,500,000  PURCHASE  PRICE,  LESS  THE
ADJUSTMENT OF $684,198 WAS AS FOLLOWS:

               NON COMPETE AGREEMENT   $500,000
               OFFICE FURNITURE AND
               EQUIPMENT                200,000
               CUSTOMER LIST            700,000
               TRADEMARK                100,000
               GOODWILL               1,856,100

ON DECEMBER 6, 1996, THE SALES AGREEMENT WAS AMENDED, RETROACTIVE TO MAY 31, 1996. THE OUTSTANDING DEBT WAS REDUCED TO $745,000 PAYABLE OVER A 24 MONTH PERIOD COMMENCING ON JANUARY 15, 1997 BEARING INTEREST AT 10%. IN ADDITION THE SELLERS RECEIVED 1,700,000 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK.

     NOTE 5: PURCHASE OF RESER CORP.

THE PURCHASE PRICE OF RESER CORP. WAS THE NET ASSET VALUE OF THE COMPANY AT DECEMBER 31, 1996 A TOTAL OF $252,720 IN EXCESS OF THE NET WORTH OF THE COMPANY. THIS EXCESS WAS ACCOUNTED FOR AS
FOLLOWS: NOTES PAYABLE IN THE AMOUNT OF $195,000 AND THE ISSUANCE OF 156,000 SHARES OF COMMON STOCK, WHICH WERE VALUED AT $.37 PER SHARE, OR $57,720.

IN THE EVENT THAT THE TRADING PRICE OF THE COMPANY'S COMMON STOCK IS LESS THAN $1.25 A SHARE, ON JANUARY 3, 1 999, THE COMPANY IS LIABLE TO PAY THE SELLER THE AMOUNT OF 1 56,000 SHARES MULTIPLIED BY THE DIFFERENCE OF $1.25 AND THE ACTUAL SELLING PRICE ON THAT DATE. THEREFORE THE COMPANY IS CONTINGENTLY LIABLE FOR THIS DIFFERENCE.

     NOTE 6: EMPLOYMENT CONTRACTS

ON  JUNE 17, 1996 , THE COMPANY ENTERED INTO EMPLOYMENT CONTRACTS
WITH CERTAIN KEY EMPLOYEES, AS FOLLOWS:

MR. WILLIAM FORHAN; PRESIDENT, $149,000 PER ANNUM. AS AN INCENTIVE BONUS, MR. FORHAN IS ELIGIBLE TO RECEIVE, 30 DAYS AFTER THE BOARD OF DIRECTORS APPROVES INTERIM FINANCIAL STATEMENTS FOR THE LAST-ENDED FISCAL QUARTER, A PAYMENT EQUAL TO FIVE PERCENT (5%) OF THE COMPANY'S PRE-TAX NET INCOME FOR THE LAST-ENDED FISCAL QUARTER FOR EACH FISCAL QUARTER AFTER DECEMBER 31, 1996. MR. FORHAN'S RIGHT TO RECEIVE THIS INCENTIVE BONUS WILL BE OFFSET BY AN EQUAL PERCENTAGE OF PRE-TAX NET LOSSES, IF ANY, REALIZED FROM TIME TO TIME.

MR.  JAMES  MULDOWNEY; PRESIDENT OF CASINO AIRLINK, $150,000  PER
ANNUM.  MR. MULDOWNEY IS ALSO ELIGIBLE TO RECEIVE THE SAME  BONUS
AS  MR. FORHAN, ABOVE. HOWEVER, MR. MULDOWNEY'S RATE OF BONUS  IS
2.5%.

AS  PART  OF THE AMENDMENT TO THE PURCHASE AGREEMENT, MR.  STEVEN
SCHOEN'S CONTRACT WAS AMENDED AND HE WILL RECEIVE $125,000 A YEAR
FOR  A  FIVE YEAR CONSULTING AGREEMENT, PLUS A 5% BONUS OF CASINO
AIRLINK (SUBSIDIARY) PRE-TAX INCOME.

     NOTE 7:1996 STOCK OPTION PLAN

EFFECTIVE DECEMBER 27, 1996, THE 1996 STOCK OPTION PLAN HAS BEEN ADOPTED TO ENCOURAGE STOCK OWNERSHIP BY DIRECTORS AND EMPLOYEES OF CASINO AIRLINK, INC., IN ORDER TO INCREASE THE PROPRIETARY INTEREST IN THE SUCCESS OF THE COMPANY AND TO ENCOURAGE THEM TO PROVIDE FUTURE SERVICES TO THE COMPANY.

ON JANUARY 18, 1997, WILLIAM FORHAN WAS GRANTED AN INCENTIVE STOCK OPTION TO PURCHASE UP TO 2,000,000 SHARES OF COMMON STOCK AT A PRICE OF $0.30 PER SHARE, THE FAIR MARKET VALUE OF THE COMPANY'S STOCK AT THE DATE OF GRANT. THE EXPIRATION DATE OF THIS GRANT IS JANUARY 1 8, 2007.

IN DECEMBER, 1997, JAMES MULDOWNEY WAS GRANTED AN INCENTIVE STOCK OPTION TO PURCHASE 400,000 SHARES OF COMMON STOCK AT A PRICE OF $0.21 PER SHARE, THE FAIR MARKET VALUE OF THE COMPANY'S STOCK AT THE DATE OF GRANT. THE EXPIRATION OF THIS GRANT IS DECEMBER 29, 2008.

     NOTE 8: CUMULATIVE EFFECT OF ACCOUNTING CHANGE

AS OF DECEMBER 31, 1996, THE COMPANY HAD ACCRUED $375,000 FOR FEDERAL EXCISE TAXES. DURING THE SIX MONTHS ENDED JUNE 30, 1997, IT WAS DETERMINED THAT THIS AMOUNT WAS NOT DUE AND AN ADJUSTMENT WAS MADE TO CORRECT THE OVER ACCRUAL. THIS AMOUNT IS REFLECTED IN THE ACCOMPANYING STATEMENT OF OPERATIONS AS A CUMULATIVE EFFECT OF AN ACCOUNTING CHANGE.

     NOTE  9:  MODIFICATION  OF TERMS - CARRYING  VALUE  OF  DEBT
EXCEEDS FUTURE CASH PAYMENTS

ON DECEMBER 29, 1997, THE COMPANY MODIFIED THE TERMS OF ITS 10% NOTES PAYABLE TO THE SELLER. THE AMOUNT OF DEBT AT DECEMBER 31, 1997 WAS $1,676,846 AND THE SELLER HAS AGREED TO ACCEPT $1,360,000 AT THE SAME 10% RATE OVER THE SAME PERIOD. ACCORDINGLY, THE AMOUNT OF THE NOTE HAS BEEN REDUCED BY $316,846 AND AN EXTRAORDINARY GAIN OF $316,846 ($0.05 A SHARE) HAS BEEN INCLUDED IN NET INCOME IN 1997.

     NOTE 10: SETTLEMENT OF EQUITY CLAIMS

DURING THE YEAR ENDED DECEMBER 31, 1997, CERTAIN CLAIMS AGAINST THE COMPANY WERE SETTLED BY THE ISSUANCE OF COMMON STOCK. UNDER THE TERMS OF THESE SETTLEMENTS, 670,483 SHARES WERE ISSUED IN EXCHANGE OF $160,901 IN CLAIMS. THE DIFFERENCE BETWEEN THE PAR VALUE OF $67,048 AND THE $160,901 IN CLAIMS, OR $93,852, WAS CHARGED AGAINST INCOME DURING THE YEAR.



EXHIBITS

            2.   AGREEMENT OF MERGER
            3.1  ARTICLES OF INCORPORATION -- AIC
            3.2  BY-LAWS - AIC
            3.3  ARTICLES OF INCORPORATION - IMP
            3.4  BY-LAWS - IMP
            4.1  DESCRIPTION OF IMP SERIES A CONVERTIBLE PREFERRED STOCK
            4.2  DESCRIPTION OF IMP SERIES B PREFERRED STOCK
            4.3  OPTION AGREEMENT - WILLIAM FORHAN
            4.4  OPTION AGREEMENT - JAMES MULDOWNEY
            4.5  WARRANT AGREEMENT
           10.1  EMPLOYMENT AGREEMENT - WILLIAM FORHAN
           10.2  EMPLOYMENT AGREEMENT - JAMES MULDOWNEY
           13    1997 ANNUAL REPORT TO IMP SHAREHOLDERS
           99.1  PRESS RELEASE - BUSINESS TRAVEL
           99.2  PRESS RELEASE - MAGNOLIA TOURS
           99.3  PRESS RELEASE - IMP MERGER
           99.4  PRESS RELEASE - AVIATION BOARD

                           SIGNATURES

PURSUANT  TO  THE  REQUIREMENTS OF SECTION 12 OF  THE  SECURITIES
EXCHANGE  ACT  OF  1934,  THE REGISTRANT  HAS  DULY  CAUSED  THIS
REGISTRATION  STATEMENT  TO  BE  SIGNED  ON  ITS  BEHALF  BY  THE
UNDERSIGNED, THEREUNTO DULY AUTHORIZED.



                           AVIATION INDUSTRIES CORP.

BY:
WILLIAM E. FORHAN, PRESIDENT